Preferred Apartment Communities, Inc. Reports Results for First Quarter 2016
Atlanta, GA, May 2, 2016

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended March 31, 2016. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A OP Units") outstanding.
"We believe our first quarter 2016 operating results were a great way to start 2016 for the Company. In the first quarter, our normalized FFO results increased approximately $0.06 per share, which represents a 25.0% per share increase compared to the first quarter 2015," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer. Mr. Williams added, "Our adjusted FFO results increased approximately $0.16 per share, which represents a 72.7% per share increase compared to the first quarter 2015. We are very pleased with the success we have achieved in the first quarter and remain comfortable with our guidance for the year."
First Quarter 2016
The Company reported Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, for first quarter 2016 of $7,012,574, or $0.30 per share, compared with NFFO for first quarter 2015 of $5,202,103, or $0.24 per share. This represents an increase of approximately 34.8% in NFFO and an increase of approximately 25.0% in NFFO per share. The first quarter NFFO increase was primarily driven by the growth of the Company as described in more detail below. NFFO is calculated by beginning with Funds From Operations Attributable to Common Stockholders and Unitholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, and making certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance.

The Company reported Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, for first quarter 2016 of $8,935,867, or $0.38 per share, compared with AFFO for first quarter 2015 of $4,940,346, or $0.22 per share. This represents an increase of approximately 80.9% in AFFO and an increase of approximately 72.7% in AFFO per share. As with NFFO, the first quarter AFFO increase was primarily driven by the growth of the Company as described in more detail below. AFFO is calculated by beginning with NFFO and adjusting for certain items that the Company believes by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. The items adjusted are discussed below in more detail.

The Company reported FFO for first quarter 2016 of $3,949,699, or $0.17 per share, compared with FFO of $3,967,734 for first quarter 2015, or $0.18 per share. For first quarter 2016, there were 23,600,373 basic weighted average shares of Common Stock and Class A OP Units outstanding, compared to 22,094,074 basic weighted average shares of Common Stock and Class A OP Units outstanding for first quarter 2015. At March 31, 2016, the Company had outstanding: (1) 23,070,562 shares of Common Stock, including 7,536 shares of restricted Common Stock, and (2) 886,520 Class A OP Units.

NFFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to NFFO, AFFO and FFO is included in the Supplemental Financial Data Report attached to this press release on the Company's website and is available using the following link: http://investors.pacapts.com/download/1Q16_Earnings_and_Supplemental_Data.pdf.

The Company reported total revenues for first quarter 2016 of $41,735,781, compared to total revenues for first quarter 2015 of $21,344,515, an increase of approximately $20.4 million, or approximately 95.5%.

The Company reported net loss attributable to common stockholders under U.S. generally accepted accounting principles, or GAAP, for first quarter 2016 of $(11,184,115), or approximately $(0.49) per share, compared to net loss attributable to common stockholders for first quarter 2015 of $(3,934,990), or approximately $(0.18) per share.

The increases in NFFO, AFFO and revenue were primarily due to the growth of the Company which included: (1) a full quarter of operating results from the ten multifamily communities and the four grocery-anchored retail shopping centers acquired in 2015, which included additional rental revenue and additional operational expenses; (2) a full quarter of income from additional real estate loans that were originated in 2015; (3) a partial quarter of income from additional real estate loans that were originated in first quarter 2016 and (4) a partial quarter of operating results from three multifamily communities and one grocery-anchored retail shopping center acquired in first quarter 2016, whereas first quarter 2015 operating results did not reflect the effects of the these new investments. However, the increases in first quarter 2016 were partially offset by the payoff of four of our real estate loans in connection with our acquisition of the underlying projects in second quarter 2015 and first quarter 2016 and the payoff of two of our real estate loans in connection with the borrower refinancing or selling the project.

While the operating results of the ten properties that were acquired in 2015 provided a substantial portion of the increase in NFFO, AFFO and revenue for the first quarter 2016 when compared to first quarter 2015, the additional depreciation and amortization expense of approximately $7.4 million and additional real estate taxes of approximately $3.1 million resulted in the Company having a larger net loss attributable to common stockholders on a GAAP basis and the additional acquisition costs of approximately $1.6 million resulted in FFO being flat.

Multifamily Same Store Financial Data
The Company presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. Multifamily communities approved for disposition by the investment committee of our Manager (both phases of Trail Creek) are excluded from these results. Additionally, the Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds a real estate loan partially supporting a third phase of the Summit Crossing multifamily community, which is excluded as well). For the periods presented, same store operating results consist of the operating results of our Stone Rise, Lake Cameron, Ashford Park, McNeil Ranch, Enclave at Vista Ridge, Stoneridge Farms at Hunt Club and the Vineyards communities. For the Company's same store communities, rental revenues increased 4.2%, total revenues increased 3.8% and operating expenses increased 5.5% during first quarter 2016, all compared to first quarter 2015, resulting in a 2.3% increase in Same Store NOI. Same Store NOI is a supplemental non-GAAP financial measure. A reconciliation of Same Store NOI to net income (loss) is included in the Supplemental Financial Data Report, which is attached to this press release on the Company's website and is available using the following link: http://investors.pacapts.com/download/1Q16_Earnings_and_Supplemental_Data.pdf.

Total Assets and Leverage
As of March 31, 2016, the Company's total assets, on a GAAP basis, were approximately $1.5 billion compared to approximately $788.9 million as of March 31, 2015, an increase of approximately $748.0 million, or approximately 94.8%. This growth was driven almost entirely by the acquisitions and new loans described above.
At March 31, 2016, the Company's leverage as measured by the ratio of its debt to the undepreciated book value of its total assets was approximately 56.6%.
Capital Markets Activities

The Company's registration statement on Form S-3 (Registration No. 333-183355) (the "Follow-On Registration Statement"), was declared effective by the Securities and Exchange Commission (the "SEC") on October 11, 2013. This registration statement allows us to offer up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "Follow-On Offering"). The price per Unit is $1,000. The Series A Redeemable Preferred Stock ranks senior to the Company's Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager for the Follow-On Offering, on a "reasonable best efforts" basis. The Follow-On Offering commenced sales on January 1, 2014, immediately following the December 31, 2013 expiration of the earlier registration statement on Form S-11, as amended (File No. 333-176604), related to the Company's offering of up to 150,000 Units (the "Primary Series A Offering"). The Follow-On Offering will terminate on October 11, 2016, as the Company exercised its one-year extension option, unless earlier terminated by us. The Company intends to invest substantially all the net proceeds of the Follow-On Offering in connection with the acquisition of multifamily communities, other real estate-related investments (including necessity retail shopping centers) and general working capital purposes. During first quarter 2016, we issued and sold 101,037 Units resulting in gross proceeds of approximately $101 million. In addition, during first quarter 2016, we issued 196,720 shares of common stock pursuant to the exercise of warrants issued in these two offerings, resulting in aggregate gross proceeds of approximately $2.0 million.

On February 28, 2014, the Company filed a prospectus supplement to its registration statement on Form S-3 (Registration No. 333- 188677) (the "Shelf Registration Statement") to issue and sell up to $100 million of Common Stock from time to time in an "at the market" offering (the "ATM Offering") through MLV & Co. LLC as sales agent. The Company intends to use any proceeds from the ATM Offering to repay outstanding amounts under the operating partnership's $70.0 million revolving credit facility and its $35.0 million term loan facility and for other general corporate purposes, including making investments in accordance with the Company's investment objectives. There were no sales of common stock in the ATM Offering during the first quarter 2016.
Dividends
Quarterly Dividends on Common Stock and Class A OP Units
On February 5, 2016, the Company declared a quarterly dividend on its Common Stock of $0.1925 per share for first quarter 2016. This represents a 10.0% increase in our common stock dividend from our first quarter 2015 common stock dividend of $0.175 per share, and an annualized dividend growth rate of 11.5% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The first quarter dividend was paid on April 15, 2016 to all stockholders of record on March 15, 2016. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A OP Units of $0.1925 per unit for first quarter 2015, which was paid on approximately April 15, 2016 to all Class A OP Unit holders of record as of March 15, 2016.
Monthly Dividends on Series A Redeemable Preferred Stock
The Company declared and paid monthly dividends of $5.00 per share on its Series A Redeemable Preferred Stock, which totaled approximately $7.9 million for the three-month period ended March 31, 2016 and represents a 6% annual yield.
Multifamily Physical and Average Economic Occupancy

For the three-month period ended March 31, 2016, the Company's multifamily average occupancy was 94.2%. The Company defines "multifamily average occupancy" as market rent reduced by vacancy losses. All our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 93% physical occupancy (Citilakes), properties which are owned for less than the entire reporting period (Baldwin Park, Crosstown Walk and Overton Rise), and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek and Sandstone Creek).

Retail Occupancy

As of March 31, 2016, our retail portfolio was 94.3% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced.

2016 Guidance:
The Company currently projects NFFO to be in the range of $1.24 - $1.32 per share for the full year 2016.
The Company currently projects total revenues to be in the range of $175 million - $200 million for the full year 2016.
Conference Call and Supplemental Data
Preferred Apartment Communities will hold its quarterly conference call on Tuesday, May 3, 2016 at 11:00 a.m. Eastern Time to discuss its first quarter 2016 results. To participate in the conference call, please dial in to the following:
Live Conference Call Details
Domestic Dial-in Number: (800) 860-2442
International Dial-in Number: (412) 858-4600
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, May 3, 2016
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' first quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of, and is attached to, this earnings release and is also available on the Company's website at http://investors.pacapts.com/download/1Q16_Earnings_and_Supplemental_Data.pdf, or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4100.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, NFFO, AFFO and Same Store NOI. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds From Operations Attributable to Common Stockholders and Unitholders ("FFO")

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders ("NFFO")

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurred substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any costs incurred related to the negotiations of extensions of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders ("AFFO")

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:

•	non-cash equity compensation to directors and executives;

•	amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;

•	depreciation and amortization of non-real estate assets;

•	net loan fees received; and

•	deferred interest income received;

less:

•	non-cash loan interest income;

•	cash paid for pursuit costs on abandoned acquisitions;

•	cash paid for loan closing costs;

•	amortization of acquired real estate intangible liabilities; and

•	normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments such as grocery-anchored shopping centers, senior mortgage loans, subordinate loans or mezzanine debt secured by interests in grocery-anchored shopping centers, membership or partnership interests in grocery-anchored shopping centers and other grocery-anchored shopping center related assets as determined by our manager as appropriate for us. At March 31, 2016, the Company was the approximate 96.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, guidance, goals, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "should," "plans," "estimates," "anticipates," "projects," "intends," "believes," "goals," "outlook" and similar expressions.
The forward-looking statements contained in this press release and in our Supplemental Financial Data are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; our guidance and goals; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.

Additional discussions of risks, uncertainties and certain other important information appear in our publicly available filings made and to be made with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which we intend to file later this month, and our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 14, 2016, all under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations." All information in this release is as of May 2, 2016. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.
Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, International Assets Advisory, LLC, with respect to the Follow-On Offering, or its sales agent, MLV & Co. LLC, with respect to the ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link:

http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com